Number                                      Shares

   Incorporated under the laws of the state of Delaware

                SHEFFIELD ACQUISTIONS, INC.

           Authorized to issue 60,000,000 shares

50,000,000 common shares       10,000,000 preferred shares
par value $.0001 each                par value $.0001 each


This certifies that _______________________________ is the owner of

_____________________ fully paid and non-assessable Shares

   of the Common Shares of SHEFFIELD ACQUISITIONS, INC.

transferrable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation this ________ day of ____________A.D. _____

                     _____________________________________
                                                 President
                          [SEAL]
            (Reverse side of stock certificate)

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations. Additional abbreviations may also be used though not in the list.

     TEN COM--as tenants in common
     TEN ENT--as tenants by the entireties
     JT TEN-- as joint tenants with right of
              survivorship and not as
              tenants in common
     UNIF GIFT MIN ACT -- ____________Custodian _________(Minor) under Uniform Gifts to Minors Act _______________(State)

     For value received, the undersigned hereby sells, assigns and transfers unto _____________________________ (please insert social security or other identifying number of assignee) _________________________________________
____________________________________________________________________
(please print or typewrite name and address of assignee)

_____________________________ Shares represented by the within Certificate, and hereby irrevocably constitutes and appoints ____________________ Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

     Dated, _______________________________

                       ___________________________________
In presence of
_______________________________________


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement, or any change whatever.